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                                                                EXHIBIT 4.2



                              PLAN OF ARRANGEMENT

                                     AND

                         EXCHANGEABLE SHARE PROVISIONS


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                              PLAN OF ARRANGEMENT
                               UNDER SECTION 186
                   OF THE BUSINESS CORPORATIONS ACT (ALBERTA)
               INVOLVING AND AFFECTING DRECO ENERGY SERVICES LTD.
                AND THE HOLDERS OF ITS CLASS "A" COMMON SHARES,
                         OPTIONS AND SHAREHOLDER RIGHTS

                                   ARTICLE 1

                                 INTERPRETATION

SECTION 1.1 DEFINITIONS. In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     "ABCA" means the Business Corporations Act (Alberta);

     "ARRANGEMENT" means the arrangement under section 186 of the ABCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made (i) in accordance with Section 8.8 of the Combination Agreement, (ii) in accordance with Section 6.1 hereof or (iii) at the direction of the Court in the Final Order;

     "ARRANGEMENT RESOLUTION" means the special resolution passed by the holders of the Dreco Common Shares and the Optionholders at the Meeting;

     "AUTOMATIC REDEMPTION DATE" has the meaning provided in the Exchangeable Share Provisions;

     "AVERAGE CLOSING PRICE" means the average closing price (computed and rounded to the third decimal point) of shares of National-Oilwell Common Stock on the NYSE during the 10 trading days ending on the last trading day prior to the Effective Date;

     "BUSINESS DAY" has the meaning provided in the Exchangeable Share
Provisions;

     "CLASS A PREFERRED SHARE" means the one authorized Class A Preferred Share of Dreco having the rights, privileges, restrictions and conditions set out in Appendix A annexed hereto;

     "COMBINATION AGREEMENT" means the agreement by and among National-Oilwell and Dreco, dated as of May 14, 1997, as amended and restated from time to time, providing for, among other things, this Plan of Arrangement and the Arrangement;

     "COURT" means the Court of Queen's Bench of Alberta;

     "DEPOSITARY" means Montreal Trust Company of Canada at its principal transfer office in Calgary, Alberta;

     "DISSENT PROCEDURES" has the meaning set out in Section 3.1;

     "DRECO" means Dreco Energy Services Ltd., a corporation existing under the ABCA;

     "DRECO COMMON SHARES" means the Class "A" common shares in the capital of Dreco;

     "EFFECTIVE DATE" means the date shown on the certificate of arrangement issued by the Registrar under the ABCA giving effect to the Arrangement;

     "EFFECTIVE TIME" means 12:01 a.m. on the Effective Date;

     "EXCHANGE PUT RIGHT" has the meaning provided in the Exchangeable Share Provisions;

     "EXCHANGE RATIO" means the ratio of exchange of Exchangeable Shares for Dreco Common Shares, as determined under the Combination Agreement and subject to adjustment as provided herein;

     "EXCHANGEABLE SHARE CONSIDERATION" has the meaning provided in the Exchangeable Share Provisions;

     "EXCHANGEABLE SHARE PRICE" has the meaning provided in the Exchangeable Share Provisions;

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     "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are set forth in Appendix A hereto;

     "EXCHANGEABLE SHARES" means the Exchangeable Shares in the capital of Dreco provided for in this Plan of Arrangement;

     "FINAL ORDER" means the final order of the Court approving the Arrangement;

     "LIQUIDATION CALL RIGHT" has the meaning provided in Section 5.1;

     "LIQUIDATION DATE" has the meaning provided in the Exchangeable Share Provisions;

     "MEETING" means the special meeting of the shareholders of Dreco and of the Optionholders to be held to consider this Plan of Arrangement;

     "NATIONAL-OILWELL" means National-Oilwell, Inc., a corporation under the laws of Delaware;

     "NATIONAL-OILWELL COMMON STOCK" has the meaning provided in the Exchangeable Share Provisions;

     "NYSE" means the New York Stock Exchange;

     "OPTIONS" means all options to purchase Dreco Common Shares outstanding as at the Effective Date under Dreco's Amended and Restated 1989 Employee Incentive Stock Option Plan and under all private stock option agreements;

     "OPTIONHOLDERS" means holders of Options;

     "PROXY STATEMENT" means the Joint Management Information Circular and Proxy Statement/Prospectus of National-Oilwell and Dreco prepared in connection with the Arrangement;

     "REDEMPTION CALL PURCHASE PRICE" has the meaning provided in Section 5.2;

     "REDEMPTION CALL RIGHT" has the meaning provided in Section 5.2;

     "SUBSIDIARY" has the meaning provided in the Exchangeable Share Provisions;

     "TRANSFER AGENT" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and if there is more than one such agent then the principal Canadian agent; and

     "VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement so entitled between National-Oilwell, Dreco and the Trustee named therein to be dated as of the Effective Date and provided for in the Combination Agreement, as amended from time to time.

SECTION 1.2 SECTIONS, HEADINGS AND APPENDIXES. The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement. The Appendixes are incorporated herein and are part hereof.

SECTION 1.3 NUMBER, GENDER AND PERSONS. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

SECTION 1.4 DATE FOR ANY ACTION. In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

SECTION 1.5 CURRENCY. Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Plan of Arrangement are to United States dollars.

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SECTION 1.6  STATUTORY REFERENCES. Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

                                   ARTICLE 2

                                  ARRANGEMENT

SECTION 2.1 ARRANGEMENT. At the Effective Time on the Effective Date, the following reorganization of capital and other transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

          (a) The Articles of Amalgamation of Dreco shall be amended to (i) create and authorize an unlimited number of Exchangeable Shares and one Class A Preferred Share.

          (b) Dreco shall issue to National-Oilwell one Class A Preferred Share in consideration of the issuance to Dreco of one share of National-Oilwell Common Stock. The stated capital of the Class A Preferred Share shall be equal to the fair market value, as determined by the board of directors of Dreco, of a share of National-Oilwell Common Stock. No certificate shall be issued in respect of the Class A Preferred Share.

          (c) Each Dreco Common Share (other than Dreco Common Shares held by holders who have exercised their rights of dissent in accordance with
     Section 3.1 hereof and who are ultimately entitled to be paid the fair value for such shares and other than Dreco Common Shares held by National-Oilwell or any Subsidiary thereof) will be exchanged at the Exchange Ratio for a number of Exchangeable Shares, and each such holder thereof will receive a whole number of Exchangeable Shares resulting therefrom. In lieu of fractional Exchangeable Shares, each such holder who otherwise would be entitled to receive a fraction of an Exchangeable Share on the exchange shall be paid by Dreco an amount determined as set forth in
     Section 4.3.

          (d) Upon the exchange referred to in subsection (c) above, each such holder of a Dreco Common Share shall cease to be such a holder, shall have his name removed from the register of holders of Dreco Common Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in subsection
     (c), and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

          (e) The aggregate stated capital of the Exchangeable Shares will be equal to the aggregate stated capital immediately prior to the Effective Date of the Dreco Common Shares which are exchanged pursuant to such subsection 2.1(c) above, thereby excluding the stated capital attributable to the fractional shares for which payment is made as contemplated in subsection (c) above.

          (f) The Articles of Amalgamation of Dreco shall be amended to reduce the number of authorized Dreco Common Shares to one and the rights, privileges, restrictions and conditions attaching to the Dreco Common Shares shall be changed and restated as set forth in Appendix A.

          (g) The one outstanding Class A Preferred Share will be exchanged for one fully-paid and non-assessable Dreco Common Share and the holder thereof shall cease to be a holder of the Class A Preferred Share, shall have its name removed from the register of holders of Class A Preferred Shares and shall become a holder of the Dreco Common Share to which it is entitled as a result of the exchange referred to in this subsection (g), and such holder's name shall be added to the register as holder of the Dreco Common Share accordingly.

          (h) The stated capital of the one Dreco Common Share shall be equal to the stated capital of the one Class A Preferred Share immediately prior to the exchange contemplated in subsection (g).

          (i) The Articles of Amalgamation of Dreco shall be amended to delete the Class A Preferred Share from the authorized share capital so that, after giving effect to the foregoing provisions of this section 2.1,

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     the authorized capital of Dreco shall consist of an unlimited number of
     Exchangeable Shares having the rights, privileges, restrictions and conditions set forth in Appendix A hereto and one Common Share having the rights, privileges, restrictions and conditions set forth in Appendix A hereto.

          (j) Each of the then outstanding Options will, without any further action on the part of any Optionholder, be converted into an option to purchase the number of shares of National-Oilwell Common Stock equal to the number of Exchangeable Shares determined by multiplying the number of Dreco Common Shares subject to such Option at the Effective Time by the Exchange Ratio, at an exercise price per share of National-Oilwell Common Stock equal to the exercise price per share of such Option immediately prior to the Effective Time divided by the Exchange Ratio. If the foregoing calculation results in an exchanged Option being exercisable for a fraction of a share of National-Oilwell Common Stock, then the number of shares of National-Oilwell Common Stock subject to such Option will be rounded down to the nearest whole number of shares, and the exercise price per whole share of National-Oilwell Common Stock will be as determined above. The Dreco Options as so converted will (without further action on the part of the optionholders) be further modified as necessary to effect such conversion; provided, however, the term, exercisability, vesting schedule, and all other terms and conditions of the Options will otherwise be unchanged by the provisions of this paragraph (j) and shall operate in accordance with their terms. The obligations of Dreco under the Dreco Options as so converted shall be assumed by NOI and NOI shall be substituted for Dreco as the sponsor of the Dreco Option Plan.

          (k) All rights outstanding under the Shareholder Rights Plan Agreement between Dreco and Montreal Trust Company of Canada dated as of November 15, 1996 (the "Rights Plan") immediately prior to the Effective Date shall, on the Effective Date, be redeemed and cancelled, all on the terms and with the effects and results contained in the Rights Plan, and the Rights Plan shall be terminated.

                                   ARTICLE 3

                               RIGHTS OF DISSENT

SECTION 3.1 RIGHTS OF DISSENT. Holders of Dreco Common Shares or Options may exercise rights of dissent with respect to such shares or Options pursuant to and in the manner set forth in section 184 of the ABCA and this Section 3.1 (the "Dissent Procedures") in connection with the Arrangement, and holders who duly exercise such rights of dissent and who:

          (a) are ultimately entitled to be paid fair value for the Dreco Common Shares or Options shall be deemed to have transferred such Dreco Common Shares or Options to Dreco for cancellation on the Effective Date; or

          (b) are ultimately not entitled, for any reason, to be paid the fair value for their Dreco Common Shares or Options shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Dreco Common Shares or Options, but in no case shall Dreco be required to recognize such holders as holders of Dreco Common Shares or Options on and after the Effective Date, and the names of such persons shall be deleted from the registers of holders of Dreco Common Shares or Options on the Effective Date.

                                   ARTICLE 4

                       CERTIFICATES AND FRACTIONAL SHARES

SECTION 4.1 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES. At or promptly after the Effective Time, Dreco shall deposit with the Depositary, for the benefit of the holders of Dreco Common Shares exchanged pursuant to subsection 2.1(c), certificates representing the Exchangeable Shares issued pursuant to subsection 2.1(c) upon the exchange. Upon surrender to the Depositary of a certificate which immediately prior to the Effective Time represented outstanding Dreco Common Shares together with such other

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documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the ABCA and the by-laws of Dreco and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional Exchangeable Shares pursuant to
Section 4.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Dreco Common Shares which is not registered in the transfer records of Dreco, a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing such Dreco Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding Dreco Common Shares, shall be deemed at any time after the Effective Time, but subject to Section 4.5, to represent only the right to receive upon such surrender (a) the certificate representing Exchangeable Shares as contemplated by this Section 4.1, (b) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by Section 4.3 and (c) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.2.

SECTION 4.2 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any formerly outstanding Dreco Common Shares which were exchanged pursuant to Section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.3, unless and until the certificate representing such shares shall be surrendered in accordance with Section 4.1. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate (or, in the case of clause
(c) below, at the appropriate payment date), there shall be paid to the holder of the Exchangeable Shares resulting from exchange, in all cases without interest, (a) the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to Section 4.3, (b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Exchangeable Shares, and
(c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Exchangeable Shares.

SECTION 4.3 NO FRACTIONAL SHARES. No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1, and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of Dreco. In lieu of any such fractional interests, each person entitled thereto will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fractional interest, multiplied by (b) the Average Closing Price, such amount to be provided to the Depositary by Dreco upon request.

SECTION 4.4 LOST CERTIFICATES. If any certificate which immediately prior to the Effective Time represented outstanding Dreco Common Shares which were exchanged pursuant to Section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.3) deliverable in respect thereof as determined in accordance with Section 2.1. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Dreco, National-Oilwell and the Transfer Agent, as the case may be, in such sum as Dreco may direct or otherwise indemnify Dreco or National-Oilwell in a manner satisfactory to Dreco and the Transfer Agent against any claim that may be made against Dreco, National-Oilwell or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4.5 EXTINGUISHMENT OF RIGHTS. Any certificate which immediately prior to the Effective Time represented outstanding Dreco Common Shares which were exchanged pursuant to Section 2.1 and has not

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been deposited, with all other instruments required by Section 4.1, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Dreco. On such date, the Exchangeable Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Dreco, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder, for no consideration and shall thereupon be cancelled and the name of the former registered holder shall be removed from the register of holders of such Shares.

                                   ARTICLE 5

                       CERTAIN RIGHTS AND OBLIGATIONS OF
                NATIONAL-OILWELL TO ACQUIRE EXCHANGEABLE SHARES

SECTION 5.1  NATIONAL-OILWELL LIQUIDATION CALL RIGHT.

          (a) National-Oilwell shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Dreco as referred to in Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than National-Oilwell and any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by such holders on payment by National-Oilwell to each holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION CALL PURCHASE PRICE"). In the event of the exercise of the Liquidation Call Right by National-Oilwell, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to National-Oilwell on the Liquidation Date on payment by National-Oilwell to the holder of the Liquidation Call Purchase Price for each such share.

          (b) To exercise the Liquidation Call Right, National-Oilwell must notify Dreco's Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and Dreco of National-Oilwell's intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Dreco and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Dreco. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not National-Oilwell has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by National-Oilwell. If National-Oilwell exercises the Liquidation Call Right, on the Liquidation Date National-Oilwell will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

          (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, National-Oilwell shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the right of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by National-Oilwell without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the National-Oilwell Common Stock delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of Dreco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of National-Oilwell shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If National-Oilwell does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled

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     to receive in exchange therefor the liquidation price otherwise payable by
     Dreco in connection with the liquidation, dissolution or winding-up of Dreco pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

SECTION 5.2  NATIONAL-OILWELL REDEMPTION CALL RIGHT.

          (a) National-Oilwell shall have the overriding right ( the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by Dreco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than National-Oilwell or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by National-Oilwell to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "REDEMPTION CALL PURCHASE PRICE"). In the event of the exercise of the Redemption Call Right by National-Oilwell, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to National-Oilwell on the Automatic Redemption Date on payment by National-Oilwell to the holder of the Redemption Call Purchase Price for each such share.

          (b) To exercise the Redemption Call Right, National-Oilwell must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and Dreco of National-Oilwell's intention to exercise such right not later than the date by which Dreco is required to give notice of the Automatic Redemption Date. If National-Oilwell exercises the Redemption Call Right, on the Automatic Redemption Date National-Oilwell will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

          (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, National-Oilwell shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by National-Oilwell upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the National-Oilwell Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of National-Oilwell and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of National-Oilwell shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If National-Oilwell does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Dreco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

SECTION 5.3 EXCHANGE PUT RIGHT. Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust
Agreement:

          (a) a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require National-Oilwell to purchase all or any part of the Exchangeable Shares of the holder; and

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          (b) upon the exercise by the holder of the Exchange Put Right, the holder shall be required to sell to National-Oilwell, and National-Oilwell shall be required to purchase from the holder, no later than the time or times prescribed therefor herein or in the Exchangeable Share Provisions or the Voting and Exchange Trust Agreement, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by National-Oilwell of the Exchangeable Share Price applicable thereto and delivery by or on behalf of National-Oilwell of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

                                   ARTICLE 6

                                   AMENDMENT

SECTION 6.1 PLAN OF ARRANGEMENT AMENDMENT. Dreco reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document that is (a) agreed to by National-Oilwell, (b) filed with the Court and, if made following the Meeting, approved by the Court and (c) communicated to holders of Dreco Common Shares and Options in the manner required by the Court (if so required).

     Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Dreco at any time prior to or at the Meeting (provided that National-Oilwell shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Court's interim order), shall become part of this Plan of Arrangement for all purposes.

     Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only (a) if it is consented to by Dreco, (b) if it is consented to by National-Oilwell and (c) if required by the Court or applicable law, it is consented to by the holders of the Dreco Common Shares or the Exchangeable Shares and Options as the case may be.

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                             APPENDIX A TO THE PLAN
                            OF ARRANGEMENT OF DRECO

  PROVISIONS ATTACHING TO THE CLASS A PREFERRED SHARE

     The Class A Preferred Share in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

  DIVIDENDS

     Subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Share with respect to priority in the payment of dividends, the holder of Class A Preferred Share shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation as cumulative dividends in the amount of $1.00 per share per annum payable annually on December 31 in each year in arrears. Such dividends shall accrue from the date of issue to and including the date to which the computation of dividends is to be made. A cheque for the amount of the dividend less any required deduction shall be mailed by first class mail to the address of the registered holder thereof.

  DISSOLUTION

     In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Share with respect to priority in the distribution of assets upon liquidation, dissolution or winding-up, the holder of the Class A Preferred Share shall be entitled to receive an amount equal to the stated capital in respect of the Class A Preferred Share and dividends remaining unpaid, including all cumulative dividends, whether or not declared. After payment to the holder of the Class A Preferred Share of such amounts, such holder shall not be entitled to share in any further distribution of the assets of the Corporation.

  VOTING RIGHTS

     Except where specifically provided by the Act, the holder of the Class A Preferred Share shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation.

  PROVISIONS ATTACHING TO EXCHANGEABLE SHARES

     The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1

                                 INTERPRETATION

     For the purposes of these rights, privileges, restrictions and conditions:

1.1 "ACT" means the Business Corporations Act (Alberta), as amended, consolidated or reenacted from time to time.

     "AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of National-Oilwell Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of Exchangeable Shares then issued and outstanding and held by holders other than National-Oilwell and its Subsidiaries multiplied by (ii) the number of votes to which a holder of one share of National-Oilwell Common Stock is entitled with respect to such matter, proposition or question.

     "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the first to occur of (a) the fifth anniversary of the Effective Date of the Arrangement, (b) the date selected by the Dreco Board of Directors at a time when less than 15% of the Exchangeable Shares issuable on the Effective Date (other than Exchangeable Shares held by National-Oilwell and its Subsidiaries and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction involving or affecting the Exchangeable Shares) are outstanding, (c) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of the Corporation, but excluding any meeting or vote as described in clause (d) below or (d) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, Exchangeable Shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the National-Oilwell Common Stock.

     "BOARD OF DIRECTORS" means the Board of Directors of the Corporation and any committee thereof acting within its authority.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in one or more of Houston, Texas, Toronto, Ontario and Calgary, Alberta.

     "CLASS A PREFERRED SHARE" means the Class A Preferred Share in the capital of the Corporation.

     "COMMON SHARES" means the common shares in the capital of the Corporation.

     "CORPORATION" means Dreco Energy Services Ltd., a corporation under the laws of the Province of Alberta and includes any successor corporation.

     "CURRENT MARKET PRICE" means, in respect of a share of National-Oilwell Common Stock on any date, the average of the closing bid and ask prices of National-Oilwell Common Stock during the period of 20 consecutive trading days ending not more than five trading days before such date on the New York Stock Exchange, or, if National-Oilwell Common Stock is not then traded on the New York Stock Exchange, on such other principal U.S. stock exchange or automated quotation system on which the National-Oilwell Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of National-Oilwell Common Stock during such period does not create a market which reflects the fair market value of a share of National-Oilwell Common Stock, then the Current Market Price of a share of National-Oilwell Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "EXCHANGE PUT RIGHT" has the meaning provided in Article 8.

     "EXCHANGEABLE SHARE CONSIDERATION" means, for any acquisition of or redemption of or distribution of assets of the Corporation in respect of or purchase pursuant to the Exchange Put Right of Exchangeable Shares pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

          (a) certificates representing the aggregate number of shares of National-Oilwell Common Stock deliverable in connection with such action;

          (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared and unpaid and undeclared but payable cash dividends deliverable in connection with such action; and

          (c) such stock or property constituting any declared and unpaid non-cash dividends deliverable in connection with such action;

     provided that (i) that part of the consideration which is the Current Market Price of a share of National-Oilwell Common Stock shall be fully paid and satisfied by the delivery of one share of National-Oilwell Common Stock, (ii) that part of the consideration which represents non-cash dividends remaining unpaid shall be fully paid and satisfied by delivery of such non-cash items, (iii) any such stock shall be duly issued as fully paid and non-assessable and any such property shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest and (iv) such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

     "EXCHANGEABLE SHARE PRICE" means, for each Exchangeable Share, an amount equal to the aggregate of:

          (a) the Current Market Price of a share of National-Oilwell Common Stock; plus

          (b) an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

          (c) an additional amount equal to all dividends declared on National-Oilwell Common Stock which have not been declared on Exchangeable Shares in accordance herewith; plus

          (d) an additional amount representing non-cash dividends declared and unpaid on such Exchangeable Share.

     "EXCHANGEABLE SHARES" means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

     "LIQUIDATION AMOUNT" has the meaning provided in Section 5.1.

     "LIQUIDATION CALL RIGHT" has the meaning provided in the Plan of Arrangement.

     "LIQUIDATION DATE" has the meaning provided in Section 5.1.

     "NATIONAL-OILWELL" means National-Oilwell, Inc., a corporation organized and existing under the laws of the State of Delaware and includes any successor corporation.

     "NATIONAL-OILWELL CALL NOTICE" has the meaning provided in Section 6.3.

     "NATIONAL-OILWELL COMMON STOCK" means the shares of common stock of National-Oilwell, with a par value of U.S. $0.01 per share, having voting rights of one vote per share, and any other securities resulting from the application of section 2.7 of the Support Agreement.

     "NATIONAL-OILWELL DIVIDEND DECLARATION DATE" means the date on which the board of directors of National-Oilwell declares any dividend on the National-Oilwell Common Stock.

     "NATIONAL-OILWELL SPECIAL SHARE" means the one share of Special Voting Stock of National-Oilwell with a par value of U.S. $0.01 and having voting rights at meetings of holders of National-Oilwell Common Stock equal to the Aggregate Equivalent Voting Amount.

     "PLAN OF ARRANGEMENT" means the plan of arrangement involving and affecting the Corporation and the holders of its Class "A" common shares, options and shareholder rights under section 186 of the Act, to which plan of arrangement these share provisions are an appendix.

     "PURCHASE PRICE" has the meaning provided in Section 6.3.

     "REDEMPTION CALL PURCHASE PRICE" has the meaning provided in the Plan of Arrangement.

     "REDEMPTION CALL RIGHT" has the meaning provided in the Plan of Arrangement.

     "REDEMPTION PRICE" has the meaning provided in Section 7.1.

     "RETRACTED SHARES" has the meaning provided in subsection 6.1(i).

     "RETRACTION CALL RIGHT" has the meaning provided in subsection 6.1(iii).

     "RETRACTION DATE" has the meaning provided in subsection 6.1(ii).

     "RETRACTION PRICE" has the meaning provided in Section 6.1.

     "RETRACTION REQUEST" has the meaning provided in Section 6.1.

     "SUBSIDIARY", in relation to any person, means any body corporate partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

     "SUPPORT AGREEMENT" means the Support Agreement between National-Oilwell and the Corporation made as of [Effective Date], 1997.

     "TRANSFER AGENT" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and if there is more than one such agent then the principal Canadian agent.

     "TRUSTEE" means the Trustee appointed under the Voting and Exchange Trust Agreement, and any successor trustee.

     "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement between the Corporation, National-Oilwell and the Trustee made as of [Effective Date], 1997.

                                   ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall rank junior to the Class A Preferred Share, and shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                   ARTICLE 3

                                   DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each National-Oilwell Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the National-Oilwell Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of National-Oilwell Common Stock or (b) in the case of a stock dividend declared on the National-Oilwell Common Stock to be paid in National-Oilwell Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of National-Oilwell Common Stock to be paid on each share of National-Oilwell Common Stock or (c) in the case of a dividend declared on the National-Oilwell Common Stock in property other than cash or National-Oilwell Common Stock, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of National-Oilwell Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsection 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. In all cases any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends paid or credited by the Corporation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the National-Oilwell Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

                                   ARTICLE 4

                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.1 of these share provisions:

          (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

          (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

          (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect of the payment of dividends or on any liquidation distribution; or

          (d) amend the articles or by-laws of the Corporation, in either case in any manner that would affect the rights of the holders of the Exchangeable Shares.

     The restrictions in subsections 4.1(a), 4.1(b), and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared with a record date on or following the effective date of the Plan of Arrangement on the National-Oilwell Common Stock shall have been declared on the Exchangeable Shares and paid in full.

                                   ARTICLE 5

                          DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the "LIQUIDATION DATE"), before any distribution of any part of the assets of the Corporation to the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION AMOUNT"). In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the National-Oilwell Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by National-Oilwell of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the National-Oilwell Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE 6

                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time subject to the exercise by National-Oilwell of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "RETRACTION PRICE"). In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the National-Oilwell Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

          (i) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation;

          (ii) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than five Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

          (iii) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of National-Oilwell to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by National-Oilwell of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed or purchased by National-Oilwell pursuant to the Retraction Call right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify National-Oilwell thereof. In order to exercise the Retraction Call Right, National-Oilwell must notify the Corporation in writing of its determination to do so (the "NATIONAL-OILWELL CALL NOTICE") within two Business Days of such notification. If National-Oilwell does not so notify the Corporation within two Business Days, the Corporation will notify the holder as soon as possible thereafter that National-Oilwell will not exercise the Retraction Call Right. If National-Oilwell delivers the National-Oilwell Call Notice within such two Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to National-Oilwell in accordance with the Retraction Call Right. In such event, the

Corporation shall not redeem the Retracted Shares and National-Oilwell shall purchase from such holder and such holder shall sell to National-Oilwell on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, National-Oilwell shall deposit with the Transfer Agent, on or before the Retraction Date the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that National-Oilwell does not deliver a National-Oilwell Call Notice within two Business Days or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or National-Oilwell, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, except as to any cheque included therein which is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by National-Oilwell shall thereafter be considered and deemed for all purposes to be a holder of the National-Oilwell Common Stock delivered to it. Notwithstanding the foregoing, until payment of such Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that National-Oilwell shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the

Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section
6.2 of these share provisions as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to require National-Oilwell to purchase such Retracted Shares from such holder on the Retraction date or as soon as practicable thereafter on payment by National-Oilwell to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and National-Oilwell shall make such purchase.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to National-Oilwell shall be deemed to have been revoked.

                                   ARTICLE 7

                      REDEMPTION OF EXCHANGEABLE SHARES BY
                                THE CORPORATION

7.1 Subject to applicable law, and if National-Oilwell does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "REDEMPTION PRICE"). In connection with payment of the Redemption Price, the Corporation shall be entitled to liquidate some of the National-Oilwell Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation, or the Transfer Agent on behalf of the Corporation, shall, at least 45 days before an Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (d) of the definition of Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption or possible redemption by the Corporation or the purchase by National-Oilwell under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3 On or after the Automatic Redemption Date and subject to the exercise by National-Oilwell of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the National-Oilwell Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                   ARTICLE 8

                               EXCHANGE PUT RIGHT

8.1 Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement:

          (a) a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require National-Oilwell to purchase all or any part of the Exchangeable Shares of the holder; and

          (b) upon the exercise by the holder of the Exchange Put Right and provided that, at the time of purchase, the Exchangeable Shares are listed on a recognized Canadian stock exchange, the holder shall be required to sell to National-Oilwell, and National-Oilwell shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by National-Oilwell of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the last Business Day prior to receipt of notice required under section 8.2) and delivery by or on behalf of National-Oilwell of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

8.2 The Exchange Put Right provided in section 8.1 hereof and in Article V of the Voting and Exchange Trust Agreement may be exercised at any time by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "Exchange Put Date") accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principal transfer offices in Calgary, Alberta and Toronto, Ontario of the Trustee, or at such other office or offices of the Trustee or of other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice may be (i) in the form of the panel, if any, on the certificates representing Exchangeable Shares, (ii) in the form of the notice and election contained in any letter of transmittal distributed or made available by the Corporation for that purpose, or (iii) in other form satisfactory to the Trustee (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and with the Voting and Exchange Trust Agreement and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

8.3 The completion of the sale and purchase referred to in section 8.1 shall be required to occur, and National-Oilwell shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

8.4 The surrender by the holder of Exchangeable Shares under section 8.2 shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

8.5 If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

8.6 Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by section 8.2, the Trustee shall deliver or cause to be delivered, on behalf of National-Oilwell and subject to receipt by the Trustee from National-Oilwell of the applicable Exchangeable Share Consideration, to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Trustee (or other persons aforesaid) maintained for that purpose, the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price, within the time stipulated in section 8.3. Delivery by National-Oilwell to the Trustee of such Exchangeable Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein which is not paid on due presentation.

8.7 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by National-Oilwell shall thereafter be considered and deemed for all purposes to be a holder of the National-Oilwell Common Stock delivered to it. Notwithstanding the foregoing, until payment of the Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                   ARTICLE 9

                                 VOTING RIGHTS

9.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10

                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy (excluding Exchangeable Shares beneficially owned by National-Oilwell or its Subsidiaries). If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

                                   ARTICLE 11

                     RECIPROCAL CHANGES, ETC. IN RESPECT OF
                         NATIONAL-OILWELL COMMON STOCK

11.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that National-Oilwell will not:

          (i) issue or distribute National-Oilwell Common Stock (or securities exchangeable for or convertible into or carry rights to acquire shares of National-Oilwell Common Stock) to the holders of all or substantially all of the then outstanding National-Oilwell Common Stock by way of stock dividend or other distribution; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding National-Oilwell Common Stock entitling them to subscribe for or to purchase shares of National-Oilwell Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of National-Oilwell Common Stock); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of National-Oilwell Common Stock (A) shares or securities of National-Oilwell of any class other than National-Oilwell Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire National-Oilwell Common Stock), (B) rights, options or warrants other than those referred to in subsection 11.1(a)(ii) above, (C) evidences of indebtedness of National-Oilwell or (D) assets of National-Oilwell;

     unless one or both of the Corporation and National-Oilwell is permitted under applicable law to issue and distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or assets and the items referred to in clauses
     (i), (ii) and (iii) above, as applicable, are issued or distributed simultaneously to holders of Exchangeable Shares.

     (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that National-Oilwell will not:

          (i) subdivide, redivide or change the then outstanding shares of National-Oilwell Common Stock into a greater number of shares of National-Oilwell Common Stock; or

          (ii) reduce, combine or consolidate or change the then outstanding shares of National-Oilwell Common Stock into a lesser number of shares of National-Oilwell Common Stock; or

          (iii) reclassify or otherwise change the shares of National-Oilwell Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of National-Oilwell Common Stock;

     unless the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares and the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement further provides, in part, that, with the exception of certain ministerial amendments, the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.1 of these share provisions.

                                   ARTICLE 12

                        ACTIONS BY THE CORPORATION UNDER
                               SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by National-Oilwell with all provisions of the Support Agreement, the Voting Trust and Exchange Agreement and National-Oilwell's Amended and Restated Certificate of Incorporation applicable to the Corporation and National-Oilwell, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Voting Trust and Exchange Agreement or National-Oilwell's Amended and Restated Certificate of Incorporation without the approval of the holders of the Exchangeable Shares given in accordance with
Section 10.1 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

          (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

          (b) making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

          (c) making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13

                                     LEGEND

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and exchange provisions thereunder).

                                   ARTICLE 14

                                 MISCELLANEOUS

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction, redemption or exchange of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

14.4 For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

14.5 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be cancelled.

               PROVISIONS ATTACHING TO THE CLASS "A" COMMON SHARE

     The Class "A" common share ("Common Share") in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

     Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Share, the holder of the Common Share shall be entitled to receive such dividends as may be declared by the Board of Directors out of property of the Corporation legally available therefor.

LIQUIDATION

     Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the Common Share, the holder of the Common Share shall, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation for the purpose of winding-up its affairs, be entitled to receive the remaining property and assets of the Corporation.

VOTING

     The holder of the Common Share shall be entitled to receive notice of and to attend all meetings of shareholders (other than separate meetings of other classes or series of shares), and the Common Share shall be entitled to one vote.

RESTRICTIONS

     So long as any of the Exchangeable Shares of the Corporation are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the board of directors and of the holder of the Common Share issue any further Exchangeable Shares of the Corporation, except as specifically required in accordance with the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares of the Corporation.

                                  SCHEDULE "A"

                              NOTICE OF RETRACTION

To the Corporation and National-Oilwell, Inc. ("National-Oilwell")

     This notice is given pursuant to Article 6 of the provisions (the "SHARE PROVISIONS") attaching to the Exchangeable Shares of the Corporation and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

[ ]  all share(s) represented by the accompanying certificate; or

[ ]  __________ share(s) only.

     The undersigned hereby notifies the Corporation that the Retraction Date shall be __________ .

     NOTE: The Retraction Date must be a Business Day and must not be less than five Business Days nor more than 10 Business Days after the date upon which this notice and the accompanying shares are received by the Corporation. In the event that no such business day is correctly specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

     The undersigned acknowledges the Retraction Call Right of National-Oilwell to purchase all but not less than all the Retracted Shares from the undersigned and that his notice shall be deemed to be a recoverable offer by the undersigned to sell the Retracted Shares to National-Oilwell in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If National-Oilwell determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to National-Oilwell, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Date immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require National-Oilwell to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and National-Oilwell that the undersigned has good title to, and owns, the share(s) represented by the accompanying certificate free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.

-----------------------------    -----------------------------    -----------------------------
(Date)                           (Signature of Shareholder)       (Guarantee of Signature)

[ ] Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

[ ] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of Montreal Trust Company of Canada (the "TRANSFER AGENT") in Toronto, Ontario, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder in accordance with the share provisions.

     NOTE: This panel must be completed and the accompanying certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto, Ontario. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Share Provisions.

-----------------------------------------------------  -----------------------------------------------------
Name of Person in Whose Name Securities or Cheque(s)   Date
  or Other Non-cash Assets Are To Be Registered,
  Issued or Delivered (please print)

-----------------------------------------------------  -----------------------------------------------------
Street Address or P.O. Box                             Signature of Shareholder

-----------------------------------------------------  -----------------------------------------------------
City, Province                                         Signature Guaranteed by

     NOTE: If the notice of retraction is for less than all of the share(s) represented by the accompanying certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation or its lawful transferee.